SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 6, 2000


                                 Net4Music Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



         0-26192                                           41-1716250
(Commission File Number)                                  (IRS Employer
                                                        Identification No.)


                                 6210 Bury Drive
                          Eden Prairie, Minnesota 55346
              (Address of Principal Executive Offices and Zip Code)


                                 (612) 937-9611
              (Registrant's telephone number, including area code)



                           Coda Music Technology, Inc.
          (Former Name or Former Address, if Changed Since Last Report)



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Item 4.           Changes in Registrant's Certifying Accountant.

         On November 6, 2000, the Registrant selected Ernst & Young LLP to serve as the Registrant's independent auditors for the current fiscal year and ceased its client-auditor relationship with McGladrey & Pullen, LLP, the independent accountant which had been engaged by the Registrant for prior fiscal years.

         There were not, in connection with the audits of the two most recent fiscal years and any subsequent interim period preceding the selection of Ernst & Young LLP, any disagreements with McGladrey & Pullen, LLP, the independent accountant engaged by the Registrant for prior years, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey & Pullen, LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, nor has McGladrey & Pullen, LLP's report on the financial statements of the Registrant for the past two years contained an adverse opinion or disclaimer of opinion or been qualified as to uncertainty, audit scope or accounting principles.

         The decision to change accountants was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors on November 6, 2000.

Item 7.           Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired:

                           Not Applicable.

         (b)      Pro forma financial information:

                           Not Applicable.

         (c)      Exhibits:

                           See Exhibit Index on page following Signatures.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NET4MUSIC INC.


                                            By       /s/ Francois Duliege
Date:  November 11, 2000                       Francois Duliege
                                               Chief Executive Officer


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                                  EXHIBIT INDEX

                                 Net4Music Inc.
                             Form 8-K Current Report
                             Dated November 6, 2000




Exhibit Number             Description

       16            Letter dated November 13, 2000 from McGladrey & Pullen, LLP